Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Revenue of $568 million, up 8% year-over-year and up 9% when adjusted for foreign exchange*

•	GAAP EPS of $0.42 per diluted share, down 2% year-over-year

•	Non-GAAP EPS of $0.66 per diluted share, up 8% year-over-year

CAMBRIDGE, Mass. – April 26, 2016 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the first quarter ended March 31, 2016.

“Q1 was a very solid quarter for Akamai on both the top and bottom lines, representing a great start to 2016,” said Dr. Tom Leighton, Chief Executive Officer. “We delivered earnings that exceeded our expectations and saw continued strong revenue growth from our Cloud Security Solutions, which grew 47% year-over-year in constant currency.”

Akamai delivered the following results for the first quarter ended March 31, 2016:

Revenue: Revenue was $568 million, an 8% increase over first quarter 2015 revenue of $527 million and a 9% increase when adjusted for foreign exchange.*

Revenue by Solution Category**:

•	Performance and Security Solutions revenue was $316 million, up 16% year-over-year and up 17% when adjusted for foreign exchange*

•	Cloud Security Solutions revenue, a component of Performance and Security, was $81 million, up 46% year-over-year and up 47% when adjusted for foreign exchange*

•	Media Delivery Solutions revenue was $206 million, down 4% year-over-year and down 4% when adjusted for foreign exchange*

•	Services and Support Solutions revenue was $46 million, up 16% year-over-year and up 16% when adjusted for foreign exchange*

Revenue by Geography:

•	U.S. revenue was $397 million, up 2% year-over-year

•	International revenue was $170 million, up 24% year-over-year and up 27% when adjusted for foreign exchange*

Customer Revenue by Division***:

Effective in 2016, the Company is now managing the business in a new division structure. Revenue from the customers in the Company's three major divisions is reported below.

•	Media Division revenue was $292 million, down 1% year-over-year and consistent year-over-year when adjusted for foreign exchange*

•	Web Division revenue was $264 million, up 18% year-over-year and up 18% when adjusted for foreign exchange*

•	Enterprise and Carrier Division revenue was $12 million, up 45% year-over-year and up 44% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $114 million, a 6% decrease from first quarter 2015. GAAP operating margin for the first quarter was 20%, down 3 percentage points from the same period last year.

Non-GAAP income from operations* was $164 million, a 1% increase from first quarter 2015. Non-GAAP operating margin* for the first quarter was 29%, down 2 percentage points from the same period last year.

Net income: GAAP net income was $75 million, a 4% decrease from first quarter 2015. Non-GAAP net income* was $118 million, a 6% increase from first quarter 2015.

EPS: GAAP EPS was $0.42 per diluted share, a 2% decrease from first quarter 2015 and a 2% decrease when adjusted for foreign exchange*. Non-GAAP EPS was $0.66 per diluted share, an 8% increase from first quarter 2015 and an 8% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA was $234 million, a 5% increase from first quarter 2015. Adjusted EBITDA margin* was 41%, down 1 percentage point from the first quarter of 2015.

Other first quarter 2016 results included:

•	Cash from operations was $190 million, or 34% of revenue

•	Cash, cash equivalents and marketable securities as of March 31, 2016 was $1.5 billion

•	The Company spent $109 million to repurchase 2.2 million shares of its common stock at an average price of $48.97 per share

•	The Company had approximately 176 million shares of common stock outstanding as of March 31, 2016

*	See Use of Non-GAAP Financial Measures below for definitions

**	Revenue by solution category – A product-focused reporting view that reflects revenue by solution purchased.

***
Customer revenue by division – A customer-focused reporting view that reflects revenue from customers that are managed by the division. Historical division revenue can be found on the Investor Relations section of Akamai.com.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-258-4918 (or 1-480-405-6743 for international calls) and using passcode No. 81892715. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode No. 81892715. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$312,912	$289,473
Marketable securities	524,958	460,088
Accounts receivable, net	365,103	380,399
Prepaid expenses and other current assets	127,855	123,228
Total current assets	1,330,828	1,253,188
Property and equipment, net	770,197	753,180
Marketable securities	685,362	774,674
Goodwill	1,152,376	1,150,244
Acquired intangible assets, net	149,379	156,095
Deferred income tax assets	3,490	4,700
Other assets	92,120	89,603
Total assets	$4,183,752	$4,181,684
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,822	$61,982
Accrued expenses	197,487	216,166
Deferred revenue	64,905	54,154
Other current liabilities	7,019	138
Total current liabilities	333,233	332,440
Deferred revenue	4,238	4,163
Deferred income tax liabilities	11,706	12,888
Convertible senior notes	623,485	618,047
Other liabilities	97,508	93,268
Total liabilities	1,070,170	1,060,806
Total stockholders' equity	3,113,582	3,120,878
Total liabilities and stockholders' equity	$4,183,752	$4,181,684

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015
Revenue	$567,725	$579,159	$526,536
Costs and operating expenses:
Cost of revenue (1) (2)	194,736	193,212	169,294
Research and development (1)	40,842	37,674	35,828
Sales and marketing (1)	102,211	118,582	103,479
General and administrative (1) (2)	102,283	99,978	89,592
Amortization of acquired intangible assets	6,716	6,783	6,780
Restructuring charges	6,818	250	42
Total costs and operating expenses	453,606	456,479	405,015
Income from operations	114,119	122,680	121,521
Interest income	3,320	2,935	3,001
Interest expense	(4,653)	(4,641)	(4,576)
Other expense, net	(189)	(499)	(301)
Income before provision for income taxes	112,597	120,475	119,645
Provision for income taxes	37,739	32,055	41,899
Net income	$74,858	$88,420	$77,746

Net income per share:
Basic	$0.42	$0.50	$0.44
Diluted	$0.42	$0.49	$0.43

Shares used in per share calculations:
Basic	176,403	177,788	178,545
Diluted	177,539	179,732	180,825

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2016	December 31, 2015	March 31, 2015
Cash flows from operating activities:
Net income	$74,858	$88,420	$77,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,669	80,329	70,460
Stock-based compensation	31,741	33,711	29,669
Excess tax benefits from stock-based compensation	(1,135)	(4,450)	(13,128)
Provision for deferred income taxes	1,072	22,039	8,305
Amortization of debt discount and issuance costs	4,653	4,641	4,576
Other non-cash reconciling items, net	2,752	2,533	443
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	15,906	(15,540)	(32,552)
Prepaid expenses and other current assets	(3,481)	(8,982)	(1,817)
Accounts payable and accrued expenses	(32,377)	25,526	(52,703)
Deferred revenue	10,653	(3,684)	6,947
Other current liabilities	6,876	(491)	42
Other non-current assets and liabilities	(1,949)	(6,261)	1,741
Net cash provided by operating activities	190,238	217,791	99,729
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	—	(18,702)	(16,062)
Purchases of property and equipment and capitalization of internal-use software development costs	(82,340)	(78,837)	(137,069)
Purchases of short- and long-term marketable securities	(95,843)	(108,690)	(97,304)
Proceeds from sales and maturities of short- and long-term marketable securities	125,109	118,814	307,655
Other non-current assets and liabilities	(2,354)	543	(82)
Net cash (used in) provided by investing activities	(55,428)	(86,872)	57,138
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	18,350	7,503	24,440
Excess tax benefits from stock-based compensation	1,135	4,450	13,128
Employee taxes paid related to net share settlement of stock-based awards	(26,496)	(6,993)	(31,101)
Repurchases of common stock	(108,725)	(100,180)	(62,680)
Net cash used in financing activities	(115,736)	(95,220)	(56,213)
Effects of exchange rate changes on cash and cash equivalents	4,365	(2,697)	(6,747)
Net increase in cash and cash equivalents	23,439	33,002	93,907
Cash and cash equivalents at beginning of period	289,473	256,471	238,650
Cash and cash equivalents at end of period	$312,912	$289,473	$332,557

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended
(in thousands, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015
Income from operations	$114,119	$122,680	$121,521
GAAP operating margin	20%	21%	23%
Amortization of acquired intangible assets	6,716	6,783	6,780
Stock-based compensation	31,741	33,711	29,669
Amortization of capitalized stock-based compensation and capitalized interest expense	3,608	3,722	3,108
Other operating expenses(1)	7,528	1,067	1,709
Operating adjustments	49,593	45,283	41,266
Non-GAAP income from operations	$163,712	$167,963	$162,787
Non-GAAP operating margin	29%	29%	31%

Net income	$74,858	$88,420	$77,746
Operating adjustments (from above)	49,593	45,283	41,266
Amortization of debt discount and issuance costs	4,653	4,641	4,576
Loss on investments	—	—	25
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(11,323)	(9,631)	(12,437)
Non-GAAP net income	117,781	128,713	111,176

Depreciation and amortization	70,345	69,824	60,572
Interest income	(3,320)	(2,935)	(3,001)
Other expense, net	189	499	276
Provision for GAAP income taxes	37,739	32,055	41,899
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	11,323	9,631	12,437
Adjusted EBITDA	$234,057	$237,787	$223,359
Adjusted EBITDA margin	41%	41%	42%

Non-GAAP net income per share:
Basic	$0.67	$0.72	$0.62
Diluted	$0.66	$0.72	$0.61

Shares used in non-GAAP per share calculations:
Basic	176,403	177,788	178,545
Diluted	177,539	179,732	180,825

(1) Other operating expenses excluded from non-GAAP results include: acquisition-related costs, restructuring charges and certain legal matter costs. See the non-GAAP adjustment definitions below for additional information.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended
(in thousands)	March 31, 2016	December 31, 2015	March 31, 2015
Revenue by solution category(1):
Performance and Security Solutions	$315,863	$314,885	$271,959
Media Delivery Solutions	205,939	218,267	214,865
Services and Support Solutions	45,923	46,007	39,712
Total revenue	$567,725	$579,159	$526,536
Cloud Security Solutions revenue	$80,660	$72,537	$55,183

Revenue growth rates year-over-year:
Performance and Security Solutions	16%	15%	19%
Media Delivery Solutions	(4)	(3)	13
Services and Support Solutions	16	18	12
Total revenue	8%	8%	16%
Cloud Security Solutions revenue growth rates	46%	46%	83%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Performance and Security Solutions	17%	18%	23%
Media Delivery Solutions	(4)	—	17
Services and Support Solutions	16	21	16
Total revenue	9%	11%	20%
Cloud Security Solutions revenue growth rates(2)	47%	50%	88%

(1) See revenue by solution category definition in press release
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY DIVISION

	Three Months Ended
(in thousands)	March 31, 2016	December 31, 2015	March 31, 2015
Customer revenue by division(1):
Media Division	$291,933	$302,367	$293,966
Web Division	263,743	264,897	224,240
Enterprise and Carrier Division	12,049	11,895	8,330
Total revenue	$567,725	$579,159	$526,536

Revenue growth rates year-over-year:
Media Division	(1)%	—%	14%
Web Division	18	17	18
Enterprise and Carrier Division	45	53	32
Total revenue	8%	8%	16%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Media Division	—%	2%	18%
Web Division	18	20	22
Enterprise and Carrier Division	44	55	33
Total revenue	9%	11%	20%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2016	December 31, 2015	March 31, 2015
Revenue by geography:
U.S.	$397,283	$415,835	$388,973
International	170,442	163,324	137,563
Total revenue	$567,725	$579,159	$526,536

Revenue growth rates year-over-year:
U.S.	2%	5%	20%
International	24	17	7
Total revenue	8%	8%	16%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	2%	5%	20%
International	27	27	21
Total revenue	9%	11%	20%

(1) See customer revenue by division definition in press release
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2016	December 31, 2015	March 31, 2015
Stock-based compensation:
Cost of revenue	$3,970	$3,901	$3,163
Research and development	6,438	6,570	5,366
Sales and marketing	12,352	14,247	12,983
General and administrative	8,981	8,993	8,157
Total stock-based compensation	$31,741	$33,711	$29,669

Depreciation and amortization:
Network-related depreciation	$55,174	$54,978	$48,988
Other depreciation and amortization	15,171	14,846	11,584
Depreciation of property and equipment	70,345	69,824	60,572
Capitalized stock-based compensation amortization	3,257	3,414	2,952
Capitalized interest expense amortization	351	308	156
Amortization of acquired intangible assets	6,716	6,783	6,780
Total depreciation and amortization	$80,669	$80,329	$70,460

Capital expenditures(1)(2):
Purchases of property and equipment	$50,067	$58,541	$89,129
Capitalized internal-use software development costs	35,172	30,017	33,983
Capitalized stock-based compensation	5,203	5,199	4,144
Capitalized interest expense	785	791	675
Total capital expenditures	$91,227	$94,548	$127,931

Net (decrease) increase in cash, cash equivalents and marketable securities	$(1,003)	$19,362	$(113,145)

End of period statistics:
Number of employees	6,119	6,084	5,409
Number of deployed servers	216,435	210,533	175,094

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature or not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments and legal matters – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. In addition, Akamai has incurred costs with respect to its internal investigation relating to sales practices in a country outside the U.S. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them occur infrequently and are not representative of Akamai's core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S); and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements, and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Unless and until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of financial results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.